UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2022

South Plains Financial, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-38895	75-2453320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5219 City Bank Parkway Lubbock, Texas	79407
(Address of principal executive offices)	(Zip Code)

(806) 792-7101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	SPFI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 21, 2022, South Plains Financial, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended September 30, 2022.  A copy of the Company’s press release covering such announcement and certain other matters is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On October 21, 2022, officers of the Company will have a conference call with respect to the Company’s financial results for the third quarter ended September 30, 2022. An earnings release slide presentation highlighting the Company’s financial results for the third quarter ended September 30, 2022 is furnished as Exhibit 99.2 to this Current Report on Form 8-K. This earnings release slide presentation will also be available on the Company’s website, www.spfi.bank, under the “News & Events” section.

In accordance with General Instruction B.2 of Form 8-K, the information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and Exhibit 99.2 hereto, shall not be incorporated by reference into any filing or other document pursuant to the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01	Other Events.

Settlement of Previously-Disclosed Litigation

As previously disclosed, in response to a Notice of Termination received from Kasasa, Ltd. f/k/a Moneyvue Financial, Inc., Bankvue Financial, Inc., and BancVue, Ltd. (“Kasasa”) purporting to terminate a Software License and Maintenance Agreement (the “Software License Agreement”), Trademark License Agreement (the “Trademark License Agreement”), and Addendum to Software License Agreement (“Addendum”) between the Company’s wholly-owned banking subsidiary City Bank (the “Bank”) and Kasasa, the Bank filed suit against Kasasa in Travis County, Texas, styled City Bank v. Kasasa, Ltd., Cause No. D-1-GN-20-003630, 53rd Judicial District, Travis County, Texas.

On or about September 23, 2022, the parties entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”), pursuant to which the parties agreed to the settlement and release of all claims related to the Software License Agreement, Trademark License Agreement, and Addendum, including all claims and counterclaims in the lawsuit.  Thereafter, the parties filed a joint motion to dismiss with prejudice and the court formally dismissed the case by order dated October 7, 2022.

Quarterly Dividend

On July 21, 2022, South Plains Financial, Inc. issued a press release announcing the declaration of a quarterly cash dividend of $0.12 per share on its outstanding common stock.  The dividend will be paid on November 15, 2022 to shareholders of record as of the close of business on October 31, 2022.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated October 21, 2022, announcing third quarter 2022 financial results of South Plains Financial, Inc.

99.2	Earnings release slide presentation, dated October 21, 2022.

99.3	Press release, dated October 20, 2022, announcing South Plains Financial, Inc. quarterly cash dividend.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH PLAINS FINANCIAL, INC.

Dated: October 21, 2022	By:	/s/ Steven B. Crockett
Steven B. Crockett
Chief Financial Officer and Treasurer